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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fox Chase Bancorp, Inc.:

        We consent to the incorporation by reference in the registration statements No. 333-167942, No. 333-167941 and No. 333-176398 on Form S-8 of Fox Chase Bancorp, Inc. (the Company) of our reports dated March 13, 2013, with respect to the consolidated statements of condition of Fox Chase Bancorp, Inc. and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Fox Chase Bancorp, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 13, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm